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                                                                       Exhibit 6

[Sutherland Asbill & Brennan LLP]




                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


We consent to the reference to our firm in the prospectus supplement included in Post-Effective Amendment No. 8 to the Registration Statement on Form S-6 for Flexible Premium Variable Life, issued through the General American Separate Account Eleven (File No. 333-53477). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                            SUTHERLAND ASBILL & BRENNAN LLP

                                            By:  /s/  Mary E. Thornton
                                               -- -----------------------
                                                 Mary E. Thornton, Esq.

Washington, D.C.
April 26, 2005